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                                                                 EXHIBIT 8.1


                                                   June 13, 1996

Capital Auto Receivables, Inc.
Corporation Trust Center
1209 Orange Street
Wilmington, Delaware 19801

         RE:      CAPITAL AUTO RECEIVABLES, INC.
                  REGISTRATION STATEMENT ON FORM S-3 (NO. _________)

                  We have acted as special counsel to Capital Auto Receivables, Inc., a Delaware corporation (the "Company"), in connection with the above-referenced Registration Statement (together with the exhibits and any amendments hereto and the prospectus supplements described therein, the "Registration Statement"), filed by the Company with the Securities and Exchange Commission in connection with the registration by the Company of Asset Backed Securities (the "Securities") with an aggregate principal amount of $749,458,257.75. Pursuant to Rule 429 under the Securities Act of 1933, Securities in the aggregate principal amount of $9,250,541,742.25 registered by the Company under Registration No. 33-52597 and by GMAC Auto Receivables Corporation (which was merged into the Company) under Registration No. 33-49197 and not previously sold have been consolidated under this Registration Statement. The Registration Statement also constitutes Post- Effective Amendment No. 1 to Registration Statement No. 33-52597.

                  Two different base prospectuses are contained in the Registration Statement. One such prospectus (the "CARAT Prospectus") pertains to offerings by the Company of Securities issued by CARAT Trusts (as defined below), and the other such prospectus (the "Grantor Trust Prospectus") pertains to offerings by the Company of Securities issued by Grantor Trusts (as defined below).

                  As described in the CARAT Prospectus, the Securities issued pursuant to the CARAT Prospectus and related prospectus supplements (each, a "CARAT Prospectus Supplement") will be Asset Backed Notes ("CARAT Notes") and Asset Backed Certificates ("CARAT Certificates") that will be issued in series. Each series of CARAT Notes and CARAT Certificates will be issued by a Delaware business trust (each, a "CARAT Trust") to be formed by the Company pursuant to a Trust Agreement (each, a "CARAT Trust Agreement") between the Company and an Owner Trustee to be specified in the related CARAT




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Capital Auto Receivables, Inc.
June 13, 1996
Page 2



Prospectus Supplement. Each series issued by a CARAT Trust may include one or more classes of CARAT Notes and one or more classes of CARAT Certificates. The CARAT Notes of any CARAT Trust will be issued pursuant to an Indenture (each, a "CARAT Indenture") by and between such CARAT Trust and an Indenture Trustee to be specified in the related CARAT Prospectus Supplement and a Trust Sale and Servicing Agreement by and among such CARAT Trust, the Company and General Motors Acceptance Corporation, as servicer (each, a "CARAT Trust Sale and Servicing Agreement"). The CARAT Certificates of any CARAT Trust will be issued pursuant to a CARAT Trust Agreement.

                  As described in the Grantor Trust  Prospectus,  the Securities issued pursuant to the Grantor Trust Prospectus and related prospectus supplements will be Asset Backed Certificates, Class A (the "Grantor Trust Certificates") to be issued in series, each series to be issued by a grantor trust to be formed by the Company (each, a "Grantor Trust"). Each series will be issued pursuant to a Pooling and Servicing Agreement among the Company, as Seller, General Motors Acceptance Corporation, as Servicer, and The First National Bank of Chicago, as Trustee (the "Trustee") (each, a "Grantor Trust Pooling and Servicing Agreement").

                  We are generally familiar with the proceedings required to be taken in connection with the proposed authorization, issuance and sale of the CARAT Notes, CARAT Certificates and Grantor Trust Certificates, and in order to express the opinion hereinafter stated, we have examined copies of the Registration Statement and, in each case as filed as an exhibit to or incorporated by reference in the Registration Statement, (i) the form of CARAT Indenture, (ii) the form of CARAT Trust Agreement (including the form of Certificate of Trust to be filed pursuant to the Delaware Business Trust Act included as an exhibit thereto (a "CARAT Trust Certificate")), (iii) the form of CARAT Trust Sale and Servicing Agreement, (iv) the form of CARAT Pooling and Servicing Agreement between General Motors Acceptance Corporation and the Company and (v) the form of Administration Agreement among the related CARAT Trust, the related Indenture Trustee and General Motors Acceptance Corporation, as administrator (collectively, the "CARAT Operative Documents"). We also have examined (i) the form of Grantor Trust Pooling and Servicing Agreement, (ii) the form of the Grantor Trust Certificate and (iii) the form of Purchase Agreement between General Motors Acceptance Corporation and the Company (each, a "Purchase Agreement"), in each case as filed as an exhibit to the Registration Statement (collectively, the "Grantor Trust Operative Documents"). We have examined such other documents and such matters of law, and we have satisfied ourselves as to such matters of fact, as we have considered relevant for purposes of this opinion.





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Capital Auto Receivables, Inc.
June 13, 1996
Page 3


                  The opinion set forth in this letter is based upon the applicable provisions of the Internal Revenue Code of 1986, as amended, Treasury regulations promulgated and proposed thereunder, current positions of the Internal Revenue Service (the "IRS") contained in published Revenue Rulings and Revenue Procedures, current administrative positions of the IRS and existing judicial decisions. No tax rulings will be sought from the IRS with respect to any of the matters discussed herein.

                  Based on the foregoing and assuming that the CARAT Operative Documents with respect to each series of CARAT Notes and CARAT Certificates and the Grantor Trust Operative Documents with respect to each series of Grantor Trust Certificates are duly authorized, executed and delivered in substantially the form we have examined and that the transactions contemplated to occur under the CARAT Operative Documents and Grantor Trust Operative Documents in fact occur in accordance with the terms thereof, we are of the opinion that the discussions presented in (i) the CARAT Prospectus forming part of the Registration Statement under the captions "PROSPECTUS SUMMARY--Certain Federal Income Tax Consequences" and "CERTAIN FEDERAL INCOME TAX CONSEQUENCES" and (ii) the Grantor Trust Prospectus forming part of the Registration Statement under the captions "PROSPECTUS SUMMARY--Tax Status" and "FEDERAL INCOME TAX CONSEQUENCES--TAX STATUS OF THE TRUST" are based upon reasonable interpretations of existing U.S. federal tax law. There can be no assurance, however, that the conclusions of U.S. federal tax law presented therein will not be successfully challenged by the IRS or significantly altered by new legislation, changes in IRS positions or judicial decisions, any of which challenges or alterations may be applied retroactively with respect to completed transactions.

                                               Sincerely,



                                               ------------------------------
                                               KIRKLAND & ELLIS